Exhibit 10.1
Execution Copy
FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT
THIS FIRST AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 18, 2016, by and among QUESTAR CORPORATION, a Utah corporation, as the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Administrative Agent, the Lenders and the Borrower are parties to that certain 364-Day Revolving Credit Agreement dated as of November 20, 2015 (the “Credit Agreement”);
WHEREAS, the Borrower has requested that certain terms of the Credit Agreement be amended in the manner set forth herein;
WHEREAS, the Administrative Agent and the Lenders, subject to the terms and conditions contained herein, have agreed to such amendments and waivers, to be effective as of the Amendment Effective Date (as defined below); and
WHEREAS, the Borrower, the Administrative Agent and the Lenders acknowledge that the terms of this Amendment constitute an amendment and modification of the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:
1.Definitions.

(a)Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)From and after the Amendment Effective Date, the term “Credit Agreement” or “Agreement” (as the case may be), as used herein, in the Credit Agreement and in the other Loan Documents, shall mean the Credit Agreement as hereby amended and modified, and as further amended, restated, modified, replaced or supplemented from time to time as permitted thereby.

(c)As used herein, the following terms shall have the meanings herein specified:

“Amendment Effective Date” shall have the meaning set forth in Section 6 of this Amendment.
2.Amendments to the Credit Agreement. Subject to the terms hereof and upon satisfaction of the conditions set forth in Section 6 hereof, effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)The introductory paragraph of the definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Change of Control” means, prior to the consummation of the Dominion Merger in accordance with the Dominion Merger Agreement (other than the Dominion Merger and the related transactions contemplated by the Dominion Merger Agreement):

A new sentence is hereby added at the end of the definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement to read as follows:
Furthermore, the Dominion Merger shall constitute a “Change of Control” on the date 30 days after the consummation thereof.
(b)The definition of “Debt Rating” set forth in Section 1.01 of the Credit Agreement is hereby deleted.

(c)The following definitions are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:

“Dominion” means Dominion Resources, Inc., a Virginia corporation.
“Dominion Merger” means the merger of the Borrower with and into the Dominion Merger Sub, with the Borrower continuing as the surviving corporation, in accordance with the Dominion Merger Agreement
“Dominion Merger Agreement” means the Agreement and Plan of Merger dated as of January 31, 2016 among Dominion, Dominion Merger Sub and the Borrower.
“Dominion Merger Sub” means Diamond Beehive Corp., a Utah corporation, and a wholly-owned subsidiary of Dominion.
“First Amendment” means the First Amendment to 364-Day Revolving Credit Agreement dated as of February 18, 2016 among the Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” means the “Amendment Effective Date” as defined in the First Amendment.
“Issuer Rating” means, as of any date of determination, the corporate or issuer rating as determined by either S&P or Moody’s of the Borrower.
(d)Subclause (iii) of clause (a) of the first sentence of Section 5.04 of the Credit Agreement is hereby amended by adding “including the Dominion Merger Agreement,” at the end thereof, and the reference to “any Governmental Authority or third party,” in the second sentence of such Section 5.04 is hereby amended to refer instead to “any Governmental Authority or third party, including Dominion,”.

(e)The reference to “The Borrower will not” in the first sentence of Section 7.04 of the Credit Agreement is hereby amended to refer instead to “Other than the consummation of the Dominion Merger in accordance with the Dominion Merger Agreement, the Borrower will not”.

(f)The parenthetical in the first sentence of Section 7.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

(other than this Agreement, the other Loan Documents and the Dominion Merger Agreement)
(g)All references to “Debt Rating” in Section 6.04(h) of the Credit Agreement and in the Pricing Grid attached as Schedule 1.01 to the Credit Agreement are hereby amended to refer instead to “Issuer Rating”.

(h)Administrative Agent and Lenders hereby acknowledge and agree that from the date on which S&P and Moody’s withdrew their rating of the Borrower’s non-credit-enhanced, senior unsecured long-term debt through and until the Amendment Effective Date, the applicable Pricing Level (as set forth in the Pricing Schedule attached as Schedule 1.01 to the Credit Agreement) for such period shall be deemed to be Pricing Level 3, notwithstanding any language to the contrary set forth therein.

3.Reaffirmation of Obligations. The Borrower hereby acknowledges and agrees that the execution, delivery, and performance of this Amendment shall not, except as expressly provided herein, in any way release, diminish, impair, reduce, or otherwise affect the Obligations. The Borrower hereby assumes, ratifies, and reaffirms all of the Obligations under the Credit Agreement and the other Loan Documents whether arising before, on or after the Amendment Effective Date.

4.Full Force and Effect of Agreement. Except as hereby specifically amended, modified, supplemented, or waived, the Borrower hereby acknowledges and agrees that the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. From and after the Amendment Effective Date, each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

5.Representations and Warranties. The Borrower hereby represents and warrants that:

(a)prior to and after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof the representations and warranties contained in subsections (a) and (b) of Section 5.06 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02 thereof;

(b)this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as may be limited by general principles of equity, by concepts of reasonableness or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c)prior to and after giving effect to this Amendment, no Default or Event of Default exists on and as of the date hereof, and no event has occurred since December 31, 2014 that has had, or could reasonably be expected to have, a Material Adverse Effect.

6.Conditions to Effectiveness. This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the following conditions precedent have been satisfied:

(a)The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or in portable document format (.pdf), and unless otherwise specified, each dated as of the Amendment Effective Date, and each in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders:

(i)counterparts of this Amendment executed by the Borrower, the Administrative Agent and each Lender; and

(b)the Borrower shall have paid, without duplication, fees and expenses required to be reimbursed or paid by the Borrower pursuant to the Loan Documents, including the reasonable fees and expenses of counsel to the Administrative Agent, to the extent invoiced to the Borrower prior to the Amendment Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender shall be deemed to be satisfied with each document delivered to it or other matter required hereunder to be satisfactory to Lenders unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying otherwise.

7.Administrative Agent and Lenders Make No Representations or Warranties. None of the Administrative Agent, nor any Lender (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

8.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart.

9.Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

10.Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

11.Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Administrative Agent and each Lender, may not assign any of its respective rights, powers, duties or obligations hereunder.

13.No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

QUESTAR CORPORATION

By:	/s/ Ronald W. Jibson
Name: Ronald W. Jibson
Title: Chairman, President & CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Portfolio Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, an Issuing Bank and Swingline Lender

By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Portfolio Manager

Signature Page S-1 to Questar Corporation
First Amendment to 364-Day Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Justin Martin
Name: Justin Martin
Title: Authorized Officer

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Gregory Fantoni
Name: Gregory Fantoni
Title: Authorized Signatory

MIZUHO BANK, LTD., as a Lender

By:	/s/ Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as a Lender

By:	/s/ Chi-Cheng Chen
Name: Chi-Cheng Chen
Title: Director

Signature Page S-2 to Questar Corporation
First Amendment to 364-Day Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,, as a Lender

By:	/s/ Patrick Jeffrey
Name: Patrick Jeffrey
Title: Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ John Lascody
Name: John Lascody
Title: Vice President

Signature Page S-3 to Questar Corporation
First Amendment to 364-Day Credit Agreement